Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

Contacts:     For Media:    Ashia Razzaq
MetLife
(212) 578-1538

For Investors: John Hall
MetLife
(212) 578-7888

METLIFE ANNOUNCES THIRD QUARTER 2018 RESULTS
NEW YORK, November 1, 2018 - MetLife, Inc. (NYSE: MET) today announced its results for the third quarter ended September 30, 2018.
Third Quarter Results Summary

•
Net income of $880 million, or $0.88 per share, compared to a loss of $97 million, or a loss of $0.09 per share, in the third quarter of 2017. The loss in the prior-year period was primarily due to the separation of Brighthouse Financial, Inc. and its subsidiaries.

•	Adjusted earnings* of $1.4 billion, or $1.38 per share, compared to adjusted earnings of $1.1 billion, or $1.04 per share in the third quarter of 2017.

•	Book value of $48.94 per share, down 6 percent from $52.09 per share at September 30, 2017.

•
Book value, excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, of $42.97 per share, up 4 percent from $41.21 per share at September 30, 2017.

•	Return on Equity (ROE) of 7.1 percent.

•	Adjusted ROE, excluding AOCI other than FCTA*, of 12.9 percent.

"MetLife delivered very strong earnings in the third quarter driven by volume growth, favorable underwriting, expense management, and improved investment income," said Steven A. Kandarian, chairman, president and CEO of MetLife, Inc. "We are executing more consistently, and our results in the quarter — and for the year-to-date 2018 — demonstrate that our strategy is working."

Third Quarter 2018 Summary

($ in millions, except per share data)	Three months ended September 30,
	2018	2017	Change
Premiums, fees & other revenues	$12,064	$12,605	(4)%
Net investment income	4,486	4,295	4%
Net investment gains (losses)	117	(606)
Net derivative gains (losses)	(378)	(123)
Total revenues	$16,289	$16,171	1%

Total adjusted revenues	$16,400	$16,776	(2)%
Adjusted premiums, fees & other revenues	$11,938	$12,620	(5)%
Adjusted premiums, fees & other revenues, excluding pension risk transfer (PRT)	$10,920	$10,791	1%

Net income (loss)	$880	$(97)
Net income (loss) per share	$0.88	$(0.09)

Adjusted earnings	$1,376	$1,115	23%
Adjusted earnings per share	$1.38	$1.04	33%

Book value per share	$48.94	$52.09	(6)%
Book value per share, excluding AOCI other than FCTA	$42.97	$41.21	4%

Expense ratio	20.5%	19.4%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	13.1%	13.7%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.7%	21.6%

ROE	7.1%	(0.6)%
ROE, excluding AOCI other than FCTA	8.3%	(0.8)%
Adjusted ROE, excluding AOCI other than FCTA	12.9%	9.1%
Premiums, fees & other revenues were $12.1 billion, down 4 percent over the third quarter of 2017. Adjusted premiums, fees & other revenues* were $11.9 billion, down 5 percent from the prior-year period on both a reported and constant currency basis*.
Net investment income was $4.5 billion, up 4 percent.
Net derivative losses amounted to $299 million after tax during the quarter.
MetLife reported third quarter 2018 net income of $880 million, compared to a loss of $97 million in the third quarter of 2017.
On a per share basis, net income was $0.88, compared to a loss of $0.09 in the prior-year period.

MetLife reported adjusted earnings of $1.4 billion, up 23 percent over the third quarter of 2017, and 26 percent on a constant currency basis. On a per share basis, which includes the impact of share repurchases, adjusted earnings were $1.38, up 33 percent from the prior-year period.
Supplemental slides for the third quarter of 2018, titled "3Q18 Supplemental Slides," are available on the MetLife Investor Relations website at www.metlife.com and in the Form 8-K furnished by MetLife to the U.S. Securities and Exchange Commission in connection with this earnings news release.
Adjusted Earnings by Segment Summary**

	Three months ended September 30, 2018
Segment	Change from prior-year period	Change (from prior-year period on a constant currency basis)
U.S.	47%	47%
Asia	(15)%	(14)%
Latin America	4%	13%
Europe, the Middle East and Africa (EMEA)	(23)%	(17)%
MetLife Holdings	(10)%	(10)%
**The percentages in this table reflect the impact of notable items on adjusted earnings, which includes the annual actuarial assumption review and other insurance adjustments. See the Business Discussions section of this release for additional information on the impact of the annual actuarial assumption review and other insurance adjustments on the results for the third quarter of 2018.
Business Discussions
All comparisons of the results for the third quarter of 2018 in the business discussions that follow are with the third quarter of 2017, unless otherwise noted. See the third quarter of 2018 notable items table that follows the Business Discussions section of this release for additional information on notable items incurred in the third quarter of 2018.

U.S.

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$795	$539	47%
Adjusted premiums, fees & other revenues	$6,889	$7,431	(7)%
Adjusted premiums, fees & other revenues, excluding pension risk transfers	$5,871	$5,602	5%
Notable item(s)	$37	$(10)

•	Total adjusted earnings for the U.S. were $795 million, up 47 percent, driven by U.S. tax reform, favorable underwriting and volume growth.

•
Excluding notable items from both periods, adjusted earnings were up 38 percent. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 14 percent.

•	Adjusted return on allocated equity was 29.3 percent, and adjusted return on allocated tangible equity was 33.9 percent.

•
Adjusted premiums, fees & other revenues were $6.9 billion, down 7 percent, driven by lower pension risk transfer transactions in Retirement and Income Solutions. Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 5 percent.

Group Benefits

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$370	$241	54%
Adjusted premiums, fees & other revenues	$4,317	$4,073	6%
Notable item(s)	$37	$0

•	Adjusted earnings for Group Benefits were $370 million, up 54 percent, driven by U.S. tax reform, favorable underwriting, volume growth and a favorable insurance adjustment.

•
Excluding notable items from both periods, adjusted earnings were up 38 percent. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 14 percent.

•	Adjusted premiums, fees & other revenues were $4.3 billion, up 6 percent.

•	Sales for Group Benefits were down 2 percent year to date, compared to the first three quarters of 2017, which saw record jumbo case sales.

Retirement and Income Solutions

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$339	$247	37%
Adjusted premiums, fees & other revenues	$1,658	$2,459	(33)%
Notable item(s)	$0	$0

•
Adjusted earnings for Retirement and Income Solutions were $339 million, up 37 percent, driven by U.S. tax reform, favorable underwriting and volume growth offset by lower investment margin. Excluding the impact of U.S. tax reform, adjusted earnings were up 12 percent.

•	Adjusted premiums, fees & other revenues were $1.7 billion, down 33 percent from the prior-year period, primarily driven by lower pension risk transfer transactions.

•	Excluding pension risk transfers, adjusted premiums, fees & other revenues were up 2 percent.
Property & Casualty

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$86	$51	69%
Adjusted premiums, fees & other revenues	$914	$899	2%
Notable item(s)	$0	$(10)

•	Adjusted earnings for Property & Casualty were $86 million, up 69 percent, primarily due to lower catastrophe losses in the current quarter.

•
Excluding notable items from both periods, adjusted earnings were up 41 percent. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 26 percent.

•	Adjusted premiums, fees & other revenues were $914 million, up 2 percent.

•	Pre-tax catastrophe losses and prior year development totaled $46 million, compared to $80 million in the prior-year period.

•	Sales for Property & Casualty were $165 million, up 23 percent.

ASIA

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$266	$314	(15)%
Adjusted earnings (constant currency)	$266	$310	(14)%
Adjusted premiums, fees & other revenues	$2,129	$2,165	(2)%
Notable item(s)	$(86)	$(4)

•	Adjusted earnings for Asia were $266 million, down 15 percent, and down 14 percent on a constant currency basis, as volume growth was more than offset by the annual actuarial assumption review.

•
Excluding notable items from both periods, adjusted earnings were up 11 percent, and up 12 percent on a constant currency basis. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 8 percent, and up 9 percent on a constant currency basis.

•	Adjusted return on allocated equity was 7.5 percent, and adjusted return on allocated tangible equity was 11.3 percent.

•	Adjusted premiums, fees & other revenues were $2.1 billion, down 2 percent and down 1 percent on a constant currency basis.

•
Total sales for the region were $716 million, up 29 percent on a constant currency basis. Japan sales were up 38 percent primarily driven by foreign currency denominated products. Other Asia sales were up 16 percent, primarily driven by China and a group case in Australia.

LATIN AMERICA

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$170	$163	4%
Adjusted earnings (constant currency)	$170	$150	13%
Adjusted premiums, fees & other revenues	$928	$937	(1)%
Notable item(s)	$28	$15

•
Adjusted earnings for Latin America were $170 million, up 4 percent, and up 13 percent on a constant currency basis, with volume growth, favorable underwriting and the annual actuarial assumption review partially offset by the negative impact of U.S. tax reform.

•
Excluding notable items from both periods, adjusted earnings were down 4 percent, and up 4 percent on a constant currency basis. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 3 percent, and up 13 percent on a constant currency basis.

•	Adjusted return on allocated equity was 21.7 percent, and adjusted return on allocated tangible equity was 36.2 percent.

•	Adjusted premiums, fees & other revenues were $928 million, down 1 percent, and up 7 percent on a constant currency basis, driven by volume growth across the region, led by Chile.

•	Total sales for the region were $210 million, up 2 percent on a constant currency basis, due to higher direct marketing and group sales.

EMEA

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$55	$71	(23)%
Adjusted earnings (constant currency)	$55	$66	(17)%
Adjusted premiums, fees & other revenues	$634	$634
Notable item(s)	$(23)	$(8)

•	Adjusted earnings for EMEA were $55 million, down 23 percent, and down 17 percent on a constant currency basis, mostly due to the annual actuarial assumption review.

•	Excluding notable items from both periods, adjusted earnings were down 1 percent, and up 5 percent on a constant currency basis.

•	Adjusted return on allocated equity was 6.3 percent, and adjusted return on allocated tangible equity was 10.5 percent.

•	Adjusted premiums, fees & other revenues were $634 million, flat to the prior-year period, and up 3 percent on a constant currency basis.

•	Total sales for the region were $187 million, down 22 percent on a constant currency basis due to lower volumes in the Gulf and the exit of the UK wealth management business in mid-2017.
METLIFE HOLDINGS

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$327	$364	(10)%
Adjusted premiums, fees & other revenues	$1,305	$1,375	(5)%
Notable item(s)	$(24)	$122

•
Adjusted earnings for MetLife Holdings were $327 million, down 10 percent, primarily due to the annual actuarial assumption review and other insurance adjustments, partially offset by the favorable impact of U.S. tax reform.

•
Excluding notable items from both periods, adjusted earnings were up 45 percent. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 24 percent, due to lower expenses and favorable underwriting.

•	Adjusted return on allocated equity was 13.0 percent, and adjusted return on allocated tangible equity was 14.6 percent.

•	Adjusted premiums, fees & other revenues were $1.3 billion, down 5 percent.

CORPORATE & OTHER

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Adjusted earnings	$(237)	$(336)	29%
Notable item(s)	$(88)	$(184)

•
Corporate & Other had an adjusted loss of $237 million, compared to an adjusted loss of $336 million in the third quarter of 2017. The notable item in the current period is related to the company's expense initiative costs.

•
Excluding notable items from both periods, adjusted earnings were up 2 percent. Excluding the impact of U.S. tax reform, and adjusting for notable items in both periods, adjusted earnings were up 34 percent.

INVESTMENTS

($ in millions)	Three months ended September 30, 2018	Three months ended September 30, 2017	Change
Net investment income (as reported on an adjusted basis)	$4,462	$4,156	7%

•
As reported on an adjusted basis, net investment income was $4.5 billion, up 7 percent. Variable investment income was $280 million ($221 million, after tax), as compared to $236 million ($153 million, after tax) in the third quarter of 2017, driven by higher private equity and prepayment income.

THIRD QUARTER 2018 NOTABLE ITEMS

($ in millions)	Adjusted Earnings
	Three months ended September 30, 2018
Notable Items	U.S.			Asia	Latin America	EMEA	MetLife Holdings	Corporate & Other	Total
	Group Benefits	Retirement and Income Solutions	Property & Casualty
Actuarial assumption review and other insurance adjustments	$37			$(86)	$28	$(23)	$(24)		$(68)
Expense initiative costs								$(88)	$(88)
Total notable items	$37	$0	$0	$(86)	$28	$(23)	$(24)	$(88)	$(156)

*Information regarding the non-GAAP and other financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussions below, as well as the tables that accompany this news release. Adjusted measures were formerly referred to as operating measures.
###
About MetLife
MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (MetLife), is one of the world's leading financial services companies, providing insurance, annuities, employee benefits and asset management to help its individual and institutional customers navigate their changing world. Founded in 1868, MetLife has operations in more than 40 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.
Conference Call
MetLife will hold its third quarter of 2018 earnings conference call and audio webcast on Friday, November 2, 2018, from 9-10 a.m. (ET). The conference call will be available live via telephone and the internet. To listen via telephone, dial 877-209-9920 (U.S.) or 612-332-0530 (outside the U.S.). To listen to the conference call via the internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the internet beginning at 11 a.m. (ET) on Friday, November 2, 2018, until Friday, November 9, 2018, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 433153. To access the replay of the conference call over the internet, visit the above-mentioned website.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and the tables that accompany this release) to:		should be read as, respectively:

(i)	net income (loss);	(i)	net income (loss) available to MetLife, Inc.’s common shareholders;
(ii)	net income (loss) per share;	(ii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(iii)	adjusted earnings;	(iii)	adjusted earnings available to common shareholders;
(iv)	adjusted earnings per share;	(iv)	adjusted earnings available to common shareholders per diluted common share;
(v)	book value per share;	(v)	book value per common share;
(vi)	book value per share, excluding AOCI other than FCTA;	(vi)	book value per common share, excluding AOCI other than FCTA;
(vii)	book value per share-tangible common stockholders’ equity;	(vii)	book value per common share-tangible common stockholders’ equity;
(viii)	premiums, fees and other revenues;	(viii)	premiums, fees and other revenues (adjusted);
(ix)	return on equity;	(ix)	return on MetLife, Inc.’s common stockholders’ equity;
(x)	return on equity, excluding AOCI other than FCTA;	(x)	return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA;
(xi)	adjusted return on equity, excluding AOCI other than FCTA;	(xi)	adjusted return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;
(xii)	tangible return on equity; and	(xii)	return on MetLife, Inc.’s tangible common stockholders' equity; and
(xiii)	adjusted tangible return on equity.	(xiii)	adjusted return on MetLife, Inc.’s tangible common stockholders’ equity.
In this news release, MetLife presents certain measures of its performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding of MetLife’s performance by highlighting the results of operations and the underlying profitability drivers of the business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:		Comparable GAAP financial measures:

(i)	adjusted revenues;	(i)	revenues;
(ii)	adjusted expenses;	(ii)	expenses;
(iii)	adjusted premiums, fees and other revenues;	(iii)	premiums, fees and other revenues;
(iv)	adjusted premiums, fees & other revenues, excluding pension risk transfer	(iv)	premiums, fees and other revenues;
(v)	adjusted earnings;	(v)	income (loss) from continuing operations, net of income tax;
(vi)	net investment income, as reported on an adjusted basis	(vi)	net investment income
(vii)	capitalization of DAC, as reported on an adjusted basis	(vii)	capitalization of DAC
(viii)	other expenses, as reported on an adjusted basis	(viii)	other expenses
(ix)	other expenses, as reported on an adjusted basis, on a constant currency basis	(ix)	other expenses
(x)	adjusted earnings available to common shareholders;	(x)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xi)	adjusted earnings available to common shareholders on a constant currency basis;	(xi)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xii)	adjusted earnings available to common shareholders, excluding total notable items;	(xii)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xiii)	adjusted return on equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	(xiii)	return on equity
(xiv)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;	(xiv)	net income (loss) available to MetLife, Inc.’s common shareholders;
(xv)	adjusted earnings available to common shareholders per diluted common share;	(xv)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xvi)	adjusted earnings available to common shareholders, excluding total notable items, per diluted common share;	(xvi)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xvii)	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share;	(xvii)	net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share;
(xviii)	adjusted return on equity;	(xviii)	return on equity;
(xix)	adjusted return on equity, excluding AOCI other than FCTA;	(xix)	return on equity;
(xx)	adjusted tangible return on equity;	(xx)	return on equity;
(xxi)	investment portfolio gains (losses);	(xxi)	net investment gains (losses);
(xxii)	derivative gains (losses);	(xxii)	net derivative gains (losses);

(xxiii)	MetLife, Inc.’s tangible common stockholders’ equity;	(xxiii)	MetLife, Inc.’s stockholders’ equity;
(xxiv)	MetLife, Inc.’s tangible common stockholders’ equity, excluding total notable items;	(xxiv)	MetLife, Inc.’s stockholders’ equity;
(xxv)	MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA;	(xxv)	MetLife, Inc.’s stockholders’ equity;
(xxvi)	MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA);	(xxvi)	MetLife, Inc.’s stockholders’ equity;
(xxvii)	MetLife, Inc.’s common stockholders’ equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA);	(xxvii)	MetLife, Inc.’s stockholders’ equity;
(xxviii)	book value per common share, excluding AOCI other than FCTA	(xxviii)	book value per common share
(xxix)	book value per common share - tangible common stockholders' equity	(xxix)	book value per common share
(xxx)	free cash flow of all holding companies;	(xxx)	MetLife, Inc.’s net cash provided by (used in) operating activities;
(xxxi)	adjusted expense ratio;	(xxxi)	expense ratio;
(xxxii)	adjusted expense ratio, excluding total notable items related to other expenses and PRT;	(xxxii)	expense ratio;
(xxxiii)	direct expense ratio; and	(xxxiii)	expense ratio; and
(xxxiv)	direct expense ratio, excluding total notable items related to direct expenses and PRT.	(xxxiv)	expense ratio.
Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in this earnings news release and in this period’s quarterly financial supplement, which is available at www.metlife.com.
MetLife’s definitions of the various non-GAAP and other financial measures discussed in this news release may differ from those used by other companies:
Adjusted earnings and related measures

•	adjusted earnings;

•	adjusted earnings available to common shareholders;

•	adjusted earnings available to common shareholders on a constant currency basis;

•	adjusted earnings available to common shareholders, excluding total notable items;

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis;

•	adjusted earnings available to common shareholders per diluted common share;

•	adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and

•	adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share.

These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings is also MetLife’s GAAP measure of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results.
Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends.
Adjusted revenues and adjusted expenses
These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non-core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP and are referred to as divested businesses. Divested businesses also includes the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP.

Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments.
The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues:

•
Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•
Net investment income: (i) includes earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder-directed unit-linked investments, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL for GAAP; and

•	Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees).

The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses:

•
Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•
Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•
Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition, integration and other costs. Other expenses includes TSA fees.

Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.
The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife’s effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.
Investment portfolio gains (losses) and derivative gains (losses)
These are measures of investment and hedging activity. Investment portfolio gains (losses) principally excludes amounts that are reported within net investment gains (losses) but do not relate to the performance of the investment portfolio, such as gains (losses) on sales and divestitures of businesses, goodwill impairment or changes in estimated fair value. Derivative gains (losses) principally excludes earned income on derivatives and amortization of premium on derivatives, where such derivatives are either hedges of investments or are used to replicate certain investments, and where such derivatives do not qualify for hedge accounting. This earned income and amortization of premium is reported within adjusted earnings and not within derivative gains (losses).

Return on equity, allocated equity, tangible equity and related measures

•
MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

•
MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax.

•	Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

•
Return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•	Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA.

•
Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA): adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA).

•
Allocated equity: portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. MetLife management periodically reviews this model to ensure that it remains consistent with emerging industry practice standards and the local capital requirements; allocated equity may be adjusted if warranted by such review. Allocated equity excludes the impact of AOCI other than FCTA.

•	Return on allocated equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

•	Adjusted return on allocated equity: adjusted earnings available to common shareholders divided by allocated equity.

The above measures represent a level of equity consistent with the view that, in the ordinary course of business, MetLife does not plan to sell most investments for the sole purpose of realizing gains or losses. Also refer to the utilization of adjusted earnings and other financial measures based on adjusted earnings mentioned above.

•
MetLife, Inc.’s tangible common stockholders’ equity or tangible equity: MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax.

•
MetLife, Inc.’s tangible common stockholders’ equity, adjusted for total notable items: MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA, reduced by the impact of goodwill, value of distribution agreements (VODA), value of customer relationships acquired (VOCRA) and total notable items, all net of income tax.

•
Return on MetLife, Inc.’s tangible common stockholders' equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Adjusted return on MetLife, Inc.'s tangible common stockholders' equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.'s average tangible common stockholders' equity.

•
Return on allocated tangible equity: net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

•	Adjusted return on allocated tangible equity: adjusted earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.
The above measures are, when considered in conjunction with regulatory capital ratios, a measure of capital adequacy.
Expense ratio, direct expense ratio, adjusted expense ratio and related measures

•	Expense ratio: other expenses, net of capitalization of DAC, divided by total premiums, fees and other revenues.

•	Direct expense ratio: direct expenses, on an adjusted basis, divided by total adjusted premiums, fees and other revenues.

•
Direct expense ratio, excluding total notable items and PRT: direct expenses, on an adjusted basis, excluding total notable items related to direct expenses, divided by total adjusted premiums, fees and other revenues, excluding PRT.

•	Adjusted expense ratio: other expenses, net of capitalization of DAC, both on an adjusted basis, divided by total adjusted premiums, fees and other revenues.

•
Adjusted expense ratio, excluding total notable items and PRT: other expenses, net of capitalization of DAC, both on an adjusted basis, excluding total notable items related to other expenses, divided by total adjusted premiums, fees and other revenues, excluding PRT.

The following additional information is relevant to an understanding of MetLife’s performance results:

•
Statistical sales information for U.S. Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
Statistical sales information for U.S. Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity. Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
Statistical sales information for Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

•
All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods. As a result, amounts will be updated each period to reflect the average foreign currency exchange rates.

•
Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates.

•
Asymmetrical and non-economic accounting refers to: (i) the portion of net derivative gains (losses) on embedded derivatives attributable to the inclusion of MetLife’s credit spreads in the liability valuations, (ii) hedging activity that generates net derivative gains (losses) and creates fluctuations in net income because hedge accounting cannot be achieved and the item being hedged does not a have an offsetting gain or loss recognized in earnings, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, and (iv) impact of changes in foreign currency exchange rates on the re-measurement of foreign denominated unhedged funding agreements and financing transactions to the U.S. dollar and the re-measurement of certain liabilities from non-functional currencies to functional currencies. MetLife believes that excluding the impact of asymmetrical and non-economic accounting from total GAAP results enhances investor understanding of MetLife’s performance by disclosing how these accounting practices affect reported GAAP results.

•
MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders.

•
Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

Forward-Looking Statements
This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” "will," and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Many factors will be important in determining the results of MetLife, Inc., its subsidiaries and affiliates. Forward-looking statements are based on our assumptions and current expectations, which may be inaccurate, and on the current economic environment, which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission. These factors include: (1) adverse effects which may arise in connection with the material weaknesses in our internal control over financial reporting or our failure to promptly remediate them; (2) difficult conditions in the global capital markets; (3) increased volatility and disruption of the global capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (4) exposure to global financial and capital market risks, including as a result of the United Kingdom’s notice of withdrawal from the European Union or other disruption in global political, security or economic conditions; (5) impact on us of comprehensive financial services regulation reform; (6) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (7) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (8) adverse results or other consequences from litigation, arbitration or regulatory investigations; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (12) impairments of goodwill and realized losses or market value impairments to illiquid assets; (13) defaults on our mortgage loans; (14) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (15) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (16) downgrades in our claims paying ability, financial strength or credit ratings; (17) a deterioration in the experience of the closed block established in connection with the reorganization of Metropolitan Life Insurance Company; (18) availability and effectiveness of reinsurance, hedging or indemnification arrangements, as well as any default or failure of counterparties to perform; (19) differences between actual claims experience and underwriting and reserving assumptions; (20) ineffectiveness of risk management policies and procedures;

(21) catastrophe losses; (22) increasing cost and limited market capacity for statutory life insurance reserve financings; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (24) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and any adjustment for nonperformance risk; (25) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from (a) business acquisitions and integrating and managing the growth of such acquired businesses, (b) dispositions of businesses via sale, initial public offering, spin-off or otherwise, including failure to achieve projected operational benefits from such transactions and any restrictions, liabilities, losses or indemnification obligations arising from any transitional services or tax arrangements related to the separation of any business, or from the failure of such a separation to qualify for any intended tax-free treatment, (c) entry into joint ventures, or (d) legal entity reorganizations; (26) unanticipated or adverse developments that could adversely affect our achieving expected operational or other benefits from the separation of Brighthouse Financial, Inc. and its subsidiaries (“Brighthouse”); (27) liabilities, losses or indemnification obligations arising from our transitional services, investment management or tax arrangements or other agreements with Brighthouse; (28) failure of the separation of Brighthouse to qualify for intended tax-free treatment; (29) legal, regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (30) MetLife, Inc.’s and its subsidiary holding companies’ primary reliance, as holding companies, on dividends from subsidiaries to meet free cash flow targets and debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (31) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (32) changes in accounting standards, practices and/or policies; (33) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (34) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (35) difficulties in marketing and distributing products through our distribution channels; (36) provisions of laws and our incorporation documents that may delay, deter or prevent takeovers and corporate combinations involving MetLife; (37) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (38) any failure to protect the confidentiality of client information; (39) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; (40) the impact of technological changes on our businesses; and (41) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the U.S. Securities and Exchange Commission.

MetLife, Inc.
GAAP Interim Condensed Consolidated Statements of Operations
(Unaudited)
(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues
Premiums	$10,242	$10,876	$34,573	$29,421
Universal life and investment-type product policy fees	1,343	1,428	4,105	4,152
Net investment income	4,486	4,295	12,704	12,909
Other revenues	479	301	1,428	935
Net investment gains (losses)	117	(606)	(443)	(414)
Net derivative gains (losses)	(378)	(123)	(88)	(535)
Total revenues	16,289	16,171	52,279	46,468
			.
Expenses
Policyholder benefits and claims	10,080	10,728	33,664	29,018
Interest credited to policyholder account balances	1,334	1,338	3,527	4,081
Policyholder dividends	327	302	933	925
Capitalization of DAC	(810)	(761)	(2,440)	(2,218)
Amortization of DAC and VOBA	732	626	2,132	1,945
Amortization of negative VOBA	(7)	(32)	(45)	(113)
Interest expense on debt	267	284	862	851
Other expenses	3,287	3,201	9,810	9,404
Total expenses	15,210	15,686	48,443	43,893

Income (loss) from continuing operations before provision for income tax	1,079	485	3,836	2,575
Provision for income tax expense (benefit)	164	(398)	770	(116)
Income (loss) from continuing operations, net of income tax	915	883	3,066	2,691
Income (loss) from discontinued operations, net of income tax	—	(968)	—	(986)
Net income (loss)	915	(85)	3,066	1,705
Less: Net income (loss) attributable to noncontrolling interests	3	6	10	12
Net income (loss) attributable to MetLife, Inc.	912	(91)	3,056	1,693
Less: Preferred stock dividends	32	6	84	58
Net income (loss) available to MetLife, Inc.'s common shareholders	$880	$(97)	$2,972	$1,635

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2018		2017		2018		2017
Reconciliation to Adjusted Earnings Available to Common Shareholders		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)		Earnings Per Weighted Average Common Share Diluted (1)
Net income (loss) available to MetLife, Inc.'s common shareholders	$880	$0.88	$(97)	$(0.09)	$2,972	$2.91	$1,635	$1.51

Adjustments from net income (loss) available to common shareholders to adjusted earnings available to common shareholders:
Less: Net investment gains (losses)	117	0.12	(606)	(0.57)	(443)	(0.43)	(414)	(0.38)
Net derivative gains (losses)	(378)	(0.38)	(123)	(0.12)	(88)	(0.09)	(535)	(0.49)
Premiums	—	—	(37)	(0.03)	—	—	(347)	(0.32)
Universal life and investment-type product policy fees	43	0.04	36	0.03	101	0.10	74	0.07
Net investment income	24	0.02	139	0.13	(304)	(0.29)	468	0.43
Other revenues	83	0.08	(14)	(0.01)	249	0.24	(119)	(0.11)
Policyholder benefits and claims and policyholder dividends	(155)	(0.16)	(230)	(0.21)	(252)	(0.24)	(206)	(0.19)
Interest credited to policyholder account balances	(132)	(0.13)	(233)	(0.22)	(51)	(0.05)	(874)	(0.81)
Capitalization of DAC	—	—	(4)	—	1	—	(34)	(0.03)
Amortization of DAC and VOBA	(108)	(0.11)	(73)	(0.07)	(103)	(0.10)	(40)	(0.04)
Amortization of negative VOBA	—	—	2	—	1	—	8	0.01
Interest expense on debt	(15)	(0.01)	—	—	(45)	(0.04)	16	0.01
Other expenses	(100)	(0.10)	(80)	(0.07)	(336)	(0.33)	(272)	(0.25)
Goodwill impairment	—	—	—	—	—	—	—	—
Provision for income tax (expense) benefit	128	0.13	985	0.92	127	0.12	1,351	1.25
Income (loss) from discontinued operations, net of income tax	—	—	(968)	(0.90)	—	—	(986)	(0.91)
Add: Net income (loss) attributable to noncontrolling interests	3	—	6	0.01	10	0.01	12	0.01
Adjusted earnings available to common shareholders	1,376	1.38	1,115	1.04	4,125	4.03	3,557	3.28
Less: Total notable items (2)	(156)	(0.16)	(69)	(0.06)	(190)	(0.19)	(124)	(0.11)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$1,532	$1.53	$1,184	$1.10	$4,315	$4.22	$3,681	$3.40

Adjusted earnings available to common shareholders on a constant currency basis	$1,376	$1.38	$1,093	$1.02	$4,125	$4.03	$3,575	$3.30
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$1,532	$1.53	$1,163	$1.09	$4,315	$4.22	$3,699	$3.41

Weighted average common shares outstanding - diluted		1,000.7		1,071.5		1,022.8		1,084.0

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Premiums, Fees and Other Revenues
Total premiums, fees and other revenues	$12,064	$12,605	$40,106	$34,508
Less: Unearned revenue adjustments	11	4	1	14
GMIB fees	32	32	93	94
Settlement of foreign currency earnings hedges	5	5	14	16
TSA fees	78	—	235	—
Divested businesses	—	(56)	7	(516)
Total adjusted premiums, fees and other revenues	$11,938	$12,620	$39,756	$34,900

Net Investment Income
Net investment income	$4,486	$4,295	$12,704	$12,909
Less: Investment hedge adjustments	(125)	(97)	(354)	(350)
Operating joint venture adjustments	—	—	1	—
Unit-linked contract income	149	234	82	864
Securitization entities income	—	—	—	—
Certain partnership distributions	(1)	—	(34)	—
Divested businesses	1	2	1	(46)
Net investment income, as reported on an adjusted basis	$4,462	$4,156	$13,008	$12,441

Revenues and Expenses
Total revenues	$16,289	$16,171	$52,279	$46,468
Less: Net investment gains (losses)	117	(606)	(443)	(414)
Less: Net derivative gains (losses)	(378)	(123)	(88)	(535)
Less: Adjustments related to net investment gains (losses) and net derivative gains (losses)	11	4	1	14
Less: Other adjustments to revenues:
GMIB fees	32	32	93	94
Investment hedge adjustments	(125)	(97)	(354)	(350)
Operating joint venture adjustments	—	—	1	—
Unit-linked contract income	149	234	82	864
Securitization entities income	—	—	—	—
Settlement of foreign currency earnings hedges	5	5	14	16
Certain partnership distributions	(1)	—	(34)	—
TSA fees	78	—	235	—
Divested businesses	1	(54)	8	(562)
Total adjusted revenues	$16,400	$16,776	$52,764	$47,341

Total expenses	$15,210	$15,686	$48,443	$43,893
Less: Adjustments related to net investment (gains) losses and net derivative (gains) losses	89	(2)	65	(32)
Less: Goodwill impairment	—	—	—	—
Less: Other adjustments to expenses:
Inflation and pass-through adjustments	(13)	(28)	28	46
GMIB costs and amortization of DAC and VOBA related to GMIB fees and GMIB costs	187	138	262	259
Market value adjustments and amortization of DAC, VOBA and negative VOBA related to market value adjustments	—	6	(1)	11
PAB hedge adjustments	(1)	(1)	(3)	(3)
Unit-linked contract costs	133	229	54	844
Securitization entities debt expense	—	—	—	—
Noncontrolling interest	(3)	(10)	(15)	(17)
Regulatory implementation costs	3	—	6	—
Acquisition, integration and other costs	13	20	38	42
TSA fees	78	—	235	—
Divested businesses	24	266	116	252
Total adjusted expenses	$14,700	$15,068	$47,658	$42,491

See footnotes on last page.

MetLife, Inc.
(Unaudited)
(In millions, except per share and ratio data)
	September 30,
Book Value (3)	2018	2017

Book value per common share	$48.94	$52.09
Less: Net unrealized investment gains (losses), net of income tax	8.05	12.66
Defined benefit plans adjustment, net of income tax	(2.08)	(1.78)
Book value per common share, excluding AOCI other than FCTA	42.97	41.21
Less: Goodwill, net of income tax	9.28	8.68
VODA and VOCRA, net of income tax	0.32	0.35
Book value per common share - tangible common stockholders' equity	$33.37	$32.18

Common shares outstanding, end of period	986.6	1,054.3

	For the Three Months Ended
	September 30,
Expense Detail and Ratios	2018	2017

Reconciliation of Capitalization of DAC to Capitalization of DAC, as reported on an adjusted basis.
Capitalization of DAC	$(810)	$(761)
Less: Divested businesses	—	4
Capitalization of DAC, as reported on an adjusted basis	$(810)	$(765)

Reconciliation of Other Expenses to Other Expenses, as reported on an adjusted basis
Other expenses	$3,287	$3,201
Less: Noncontrolling interest	(3)	(10)
Less: Regulatory implementation costs	3	—
Less: Acquisition, integration and other costs	13	20
Less: TSA fees	78	—
Less: Divested businesses	9	70
Other expenses, as reported on an adjusted basis	$3,187	$3,121

Other detail and ratios
Other expenses	$3,287	$3,201
Capitalization of DAC	(810)	(761)
Other expenses, net of capitalization of DAC	$2,477	$2,440

Total premiums, fees and other revenues	$12,064	$12,605

Expense ratio	20.5%	19.4%

Direct expenses	$1,543	$1,506
Less: Total notable items related to direct expenses	112	26
Direct expenses, excluding total notable items related to direct expenses	$1,431	$1,480

Other expenses, as reported on an adjusted basis	$3,187	$3,121
Capitalization of DAC, as reported on an adjusted basis	(810)	(765)
Other expenses, net of capitalization of DAC, as reported on an adjusted basis	2,377	2,356
Less: Total notable items related to other expenses, as reported on an adjusted basis	112	26
Other expenses, net of capitalization of DAC, excluding total notable items related to other expenses, as reported on an adjusted basis	$2,265	$2,330

Total adjusted premiums, fees and other revenues	$11,938	$12,620
Less: Pension risk transfer ("PRT")	1,018	1,829
Total adjusted premiums, fees and other revenues, excluding PRT	$10,920	$10,791

Direct expense ratio	12.9%	11.9%
Direct expense ratio, excluding total notable items related to direct expenses and PRT	13.1%	13.7%
Adjusted expense ratio	19.9%	18.7%
Adjusted expense ratio, excluding total notable items related to other expenses and PRT	20.7%	21.6%

See footnotes on last page.

MetLife, Inc.
(Unaudited)
	For the Three Months Ended
	September 30, (4)
Return on Equity	2018	2017
Return on MetLife, Inc.'s:
Common stockholders' equity	7.1%	(0.6)%
Common stockholders' equity, excluding AOCI other than FCTA	8.3%	(0.8)%
Tangible common stockholders' equity	10.8%	(0.9)%

Adjusted return on MetLife, Inc.'s:
Common stockholders' equity	11.2%	7.3%
Common stockholders' equity, excluding AOCI other than FCTA	12.9%	9.1%
Common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA) (2)	14.4%	9.6%
Common stockholders' equity, excluding net equity of assets and liabilities of disposed subsidiary (excludes AOCI other than FCTA)	12.9%	10.7%
Tangible common stockholders' equity	16.8%	11.4%
Tangible common stockholders' equity, excluding total notable items (2)	18.6%	12.1%

Return on Allocated Equity:
U.S.	28.8%	22.1%
Asia	(0.7)%	7.7%
Latin America	25.1%	30.4%
EMEA	6.4%	7.6%
MetLife Holdings	2.5%	8.1%

Return on Allocated Tangible Equity:
U.S.	33.4%	25.8%
Asia	(1.0)%	12.3%
Latin America	41.9%	52.3%
EMEA	10.7%	12.5%
MetLife Holdings	3.0%	9.1%

Adjusted Return on Allocated Equity:
U.S.	29.3%	21.1%
Asia	7.5%	10.0%
Latin America	21.7%	22.2%
EMEA	6.3%	8.8%
MetLife Holdings	13.0%	12.9%

Adjusted Return on Allocated Tangible Equity:
U.S.	33.9%	24.6%
Asia	11.3%	16.0%
Latin America	36.2%	38.3%
EMEA	10.5%	14.5%
MetLife Holdings	14.6%	14.5%

See footnotes on last page.

MetLife, Inc.
Adjusted Earnings Available to Common Shareholders
(Unaudited)
(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
U.S.:
Adjusted earnings available to common shareholders	$795	$539	$2,119	$1,529
Less: Total notable items (2)	37	(10)	37	(33)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$758	$549	$2,082	$1,562

Adjusted earnings available to common shareholders on a constant currency basis (5)	$795	$539	$2,119	$1,529
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$758	$549	$2,082	$1,562
Group Benefits:
Adjusted earnings available to common shareholders	$370	$241	$849	$638
Less: Total notable items (2)	37	—	37	3
Adjusted earnings available to common shareholders, excluding total notable items (2)	$333	$241	$812	$635

Adjusted earnings available to common shareholders on a constant currency basis (5)	$370	$241	$849	$638
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$333	$241	$812	$635
Retirement & Income Solutions:
Adjusted earnings available to common shareholders	$339	$247	$1,025	$783
Less: Total notable items (2)	—	—	—	17
Adjusted earnings available to common shareholders, excluding total notable items (2)	$339	$247	$1,025	$766

Adjusted earnings available to common shareholders on a constant currency basis (5)	$339	$247	$1,025	$783
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$339	$247	$1,025	$766
Property & Casualty:
Adjusted earnings available to common shareholders	$86	$51	$245	$108
Less: Total notable items (2)	—	(10)	—	(53)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$86	$61	$245	$161

Adjusted earnings available to common shareholders on a constant currency basis (5)	$86	$51	$245	$108
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$86	$61	$245	$161
Asia:
Adjusted earnings available to common shareholders	$266	$314	$956	$919
Less: Total notable items (2)	(86)	(4)	(86)	5
Adjusted earnings available to common shareholders, excluding total notable items (2)	$352	$318	$1,042	$914

Adjusted earnings available to common shareholders on a constant currency basis	$266	$310	$956	$931
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$352	$314	$1,042	$926
Latin America:
Adjusted earnings available to common shareholders	$170	$163	$455	$460
Less: Total notable items (2)	28	15	28	14
Adjusted earnings available to common shareholders, excluding total notable items (2)	$142	$148	$427	$446

Adjusted earnings available to common shareholders on a constant currency basis	$170	$150	$455	$458
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$142	$136	$427	$444
EMEA:
Adjusted earnings available to common shareholders	$55	$71	$222	$218
Less: Total notable items (2)	(23)	(8)	(23)	(8)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$78	$79	$245	$226

Adjusted earnings available to common shareholders on a constant currency basis	$55	$66	$222	$226
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2)	$78	$74	$245	$234
MetLife Holdings:
Adjusted earnings available to common shareholders	$327	$364	$1,032	$988
Less: Total notable items (2)	(24)	122	38	159
Adjusted earnings available to common shareholders, excluding total notable items (2)	$351	$242	$994	$829

Adjusted earnings available to common shareholders on a constant currency basis (5)	$327	$364	$1,032	$988
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$351	$242	$994	$829
Corporate & Other:
Adjusted earnings available to common shareholders	$(237)	$(336)	$(659)	$(557)
Less: Total notable items (2)	(88)	(184)	(184)	(261)
Adjusted earnings available to common shareholders, excluding total notable items (2)	$(149)	$(152)	$(475)	$(296)

Adjusted earnings available to common shareholders on a constant currency basis (5)	$(237)	$(336)	$(659)	$(557)
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis (2), (5)	$(149)	$(152)	$(475)	$(296)

See footnotes on last page.

MetLife, Inc.
(Unaudited)

(1)
Adjusted earnings available to common shareholders is calculated on a standalone basis and may not equal the sum of (i) adjusted earnings available to common shareholders, excluding total notable items and (ii) total notable items.

(2)
Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its Business Plan. Notable items also include certain items regardless of the extent anticipated in the Business Plan to help investors have a better understanding of MetLife's results and to evaluate and forecast those results. Notable items can affect MetLife’s results either positively or negatively.

(3)	Book values exclude $3,340 million and $2,066 million of equity related to preferred stock at September 30, 2018 and 2017, respectively.

(4)	Annualized using quarter-to-date results.

(5)	Amounts on a reported basis, as constant currency impact is not significant.